Exhibit10.24

SCHEDULE A

Form of Consulting Agreement

CONSULTING SERVICES AGREEMENT

THIS AGREEMENT made effective December 3, 2020 (the “Effective Date”).

BETWEEN:

Midas Gold Corp.

Suite 890 - 999 West Hastings Street Vancouver, BC

Canada V5V 1N7

(hereinafter referred to as the “Company”)

OF THE FIRST PART

AND:	[NAME AND ADDRESS OF RESIGNING DIRECTOR]

(hereinafter referred to as the “Consultant”)

OF THE SECOND PART

WHEREAS:

A.The Consultant is a former director of the Company and, as such, has experience and expertise relating to the affairs of the Company;

B.The Company and Paulson & Co. Inc. (“Paulson”) have entered into a transition agreement of even date herewith (the “Transition Agreement”) which contemplates, among other things, the resignation of the Consultant as a director of the Company, the entering into between the Company and the Consultant of this Agreement and the issuance by the Company of a press release in an agreed form (the “Press Release”);

C.The Company wishes to retain the services of the Consultant on and from the Effective Date to provide advisory services to the Company; and

D.The Consultant has agreed to provide certain services to the Company on the terms and conditions as hereinafter set forth.

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the representations, covenants and agreements herein contained, the parties hereto have agreed and do hereby agree as follows:

1.

The Consultant will provide to the Company business advisory services (the “Services”) within the Consultant’s area of expertise and experience where such expertise and experience relates to the Company.

2.

In consideration of the Consultant providing the Services referred to in Clause 1 hereof and subject to Clause 7 hereof, the Consultant agrees that the incentive stock options granted to the Consultant prior to the Effective Date and still outstanding on the Effective Date (as detailed in Schedule A) represent sufficient compensation for the Services rendered and no cash compensation will be paid in respect of the Services. The Consultant will not be eligible for any additional incentive stock option grants subsequent to the Effective Date.

3.

It is understood between the parties hereto that the Consultant shall be required to provide such services only to the extent specifically requested in writing by the Company from time to time, subject to Consultant’s availability, and that the Consultant may engage in other activities and businesses as the Consultant sees fit provided the Consultant performs the duties referred to in Clause 1 hereof as required.

4.	This Agreement shall be for a term commencing on the Effective Date and expiring on ● [date of last expiring options] (the “Termination Date”).
5.

This Agreement may be terminated by the Consultant at any time but may only be terminated by the Company prior to the Termination Date with the consent of the Consultant; provided that no termination of this Agreement shall alter or affect the obligations of the Company and the Consultant under Clauses 7 and 8 below which, subject to the provisions therein, shall remain in full force and effect until the Termination Date.

6.

Any incentive stock options held by the Consultant are subject to the terms of the Company’s then current Evergreen Incentive Stock Option Plan. For greater certainty, during the term of this Agreement, the Consultant will be considered a “Service Provider” pursuant to the Company’s stock option plan and any unvested options held by the Consultant will continue to be eligible for vesting pursuant to their terms.

7.

The Consultant agrees that he or she shall not, and that he or she shall cause each of his or her affiliates and each director, trustee, officer, employee, partner, agent and representative of each such affiliate to not, directly or indirectly: (a) issue or cause the publication of any press release or make any public announcement, statement or comment (written, verbal or otherwise) regarding the matters that are the subject of the Transition Agreement or the Press Release except substantially consistent with the disclosure in the Press Release; or (b) make any public announcement, statement or comment (written, verbal or otherwise) regarding any act, matter or thing involving the Company (including the matters that are the subject of the Transition Agreement and/or the Press Release) that would reasonably be expected to reflect adversely on the reputation of the Company or Paulson or any of their respective current or former directors or officers; provided that: (X) nothing in this Clause 7 shall prevent any person, including the Consultant, from taking any action that such person is obliged by applicable law to take, from responding honestly to any securities or other regulatory enquiry or proceeding, from testifying truthfully in any civil or other proceeding or from taking any action to enforce any of such person’s rights under any agreement; and (Y) in the event that the Company breaches any of its obligations under Clause 8 of this Agreement, or Paulson breaches any of its obligations under Section 7(b)

of the Transition Agreement, the Consultant will cease to be bound by any of the restrictions under this Clause 7. This Clause 7 is intended to be, in part, for the benefit of, and will be enforceable by, Paulson, and will be binding on the Consultant and this Clause 7 shall not be amended without the prior written consent of Paulson.

8.

The Company agrees that it shall not, and that it shall cause each of its affiliates and each director, trustee, officer, employee, partner, agent and representative of each of the Company and each of its affiliates to not, directly or indirectly: (a) issue or cause the publication of any press release or make any public announcement, statement or comment (written, verbal or otherwise) regarding the matters that are the subject of the Transition Agreement or the Press Release except substantially consistent with the disclosure in the Press Release; or (b) make any public announcement, statement or comment (written, verbal or otherwise) regarding any act, matter or thing involving the Company (including the matters that are the subject of the Transition Agreement and/or the Press Release) that would reasonably be expected to reflect adversely on the reputation of the Consultant; provided that: (X) nothing in this Clause 8 shall prevent any person, including the Company, from taking any action that such person is obliged by applicable law to take, from responding honestly to any securities or other regulatory enquiry or proceeding, from testifying truthfully in any civil or other proceeding or from taking any action to enforce any of such person’s rights under any agreement; and (Y) in the event that the Consultant breaches any of its obligations under Clause 7 of this Agreement, the Company will cease to be bound by any of the restrictions under this Clause 8.

9.	This Agreement may not be assigned by either party.
10.

Any notice under this Agreement shall be given in writing and delivered to the party to receive such notice at the address of the party indicated on page 1 hereof, or at such other address as any party may hereafter designate by notice in writing. Such notice shall be effective forthwith from the date of delivery.

11.

Other than the Indemnity Agreement previously entered into by the Company with the Consultant, the Transition Agreement and the other agreements referenced herein and therein, this Agreement represents the entire agreement among the parties relating to the subject matter hereof and supersedes any and all prior agreements and understandings, whether written or oral, between the parties. This Agreement may not be amended or otherwise modified except by an instrument in writing signed by all parties.

12.	This Agreement shall be construed under and governed by the laws of the Province of Ontario.
13.	This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators and successors.
14.

This Agreement may be executed in any number of counterparts and may be delivered by facsimile or other electronic means and each of such counterparts so executed and delivered will be deemed to be an original and collectively shall constitute one agreement.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

MIDAS GOLD CORP.

by
	Authorized Signatory	[Name of Resigning Director]